CUSIP No 04010E 10 9	Page 19 of 20

Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, par value $0.15 per share, of Argan, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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CUSIP No 04010E 10 9	Page 20 of 20

IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be executed as of this 28th day of December, 2006.

MSR I SBIC, L.P.

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: President, MSR Advisors, Inc.

Tri-Lev LLC

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: Managing Member

MSR Advisors, Inc.

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: President

MSR I SBIC Partners, LLC

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: President, MSR Advisors, Inc.

MSR Fund II, L.P.

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: President, MSR Advisors, Inc.

MSR Fund II GP, LLC

By:	/s/ Daniel Levinson
Name: Daniel Levinson
Title: President, MSR Advisors, Inc.

By:	/s/ Daniel Levinson
Name: Daniel Levinson